SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported)
September 12, 2008

COMMUNITY FINANCIAL CORPORATION
(Exact name of Registrant as specified in its Charter)

Virginia	0-18265	54-1532044
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

38 North Central Avenue, Staunton, Virginia	24401
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (540) 886-0796

                                                 N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  [   ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
  [   ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
  [   ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
  [   ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06	Material Impairments.

Community Financial Corporation (the “Company”) announced today that, in view of the recent Federal conservatorship of Freddie Mac and Fannie Mae and the related restrictions on its outstanding preferred stock (including the elimination of dividends), the Company intends to record an other than temporary impairment (“OTTI”) non-cash charge with respect to the Freddie Mac and Fannie Mae preferred stock it owns.  The carrying value of the Company’s Freddie Mac and Fannie Mae preferred stock as of June 30, 2008 was approximately $11.75 million.  The OTTI charge will be determined as of September 30, 2008, based on the value of the preferred stock at that date.  As of September 11, 2008, the value of the preferred stock was $720,000.  This value may change materially as of September 30, 2008.  No tax benefit is expected to be realized as a result of this non-cash charge.

As a result of this non-cash charge, the Company will fall below the threshold needed to be considered “well capitalized.”  This change in capital category will cause the Company to be out of compliance with certain loan covenants on a $5 million line of credit it has outstanding with a commercial bank, of which $1.5 million has been drawn down.

In light of the reduction in the Company’s capital position to less than “well capitalized,” the Board of Directors has voted to suspend the Company’s quarterly cash dividend.

This report contains certain forward looking statements about the Company’s securities activities.  Forward looking statements can be identified by the fact that they do not relate strictly to historical or current facts.  They also include words such as “believe,” “expect,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.”  Certain factors could cause actual results to differ materially from expected results, including changes in the general economic conditions (such as interest rates, the relationship of long-term and short-term interest rates to each other, employment levels, real estate values, liquidity in the mortgage and mortgage-backed securities market, legislative and regulatory changes, developments with respect to the Freddie Mac and Fannie Mae conservatorship, changes in the Company’s and Freddie Mac and Fannie Mae’s business operations and the results thereof and changes in the securities markets.  The Company does not intend to update this Report and expressly disclaims any obligation to do so.

Item 9.01  Financial Statements and Exhibits

        (d)    Exhibits

99.1	Press Release dated September 12, 2008

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

COMMUNITY FINANCIAL CORPORATION
Date: September 12, 2008	By:	/s/ R. Jerry Giles R. Jerry Giles Senior Vice President and Chief Financial Officer (Duly Authorized Officer)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated September 12, 2008